Exhibit 21.1

                              List of Subsidiaries

Name                                                        Percentage Ownership
----                                                        --------------------

K-Rad Consulting, LLC                                             100%

Med-Link USA, Inc.                                                100%

Western Media Acquisition Corp.                                   100%
(formerly Western Media Sports Holdings, Inc.)

Western Media Publishing Corporation                              100%

MedLink VPN, Inc.                                                 100%

Norika USA, Inc.                                                  100%

MedLink FE, Inc.                                                  100%